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EXHIBIT 99.1

         Euronet Worldwide Introduces Chief Financial Officer and Office
                                 of Controller

LEAWOOD, KANSAS, USA--Oct. 28, 2002--Euronet Worldwide (Nasdaq: EEFT), a leading provider of secure financial transaction solutions, today named Rick L. Weller as executive vice president and chief financial officer (CFO). Kendall Coyne, as Euronet's controller, will focus on streamlining accounting, reporting and business processes and controls.

Mr. Weller has more than 20 years of business and financial management experience. Most recently, he held the position of Chief Operating Officer of ionex telecommunications, inc., a competitive local exchange company. His previous experience includes Chief Financial Officer of Intek Information, Inc., an information technology outsource service provider; Vice President Finance of Sprint Communications, Inc. Consumer Services Long Distance Group; Assistant Vice President Finance for Sprint's Business Services Long Distance Group and Assistant Vice President for Sprint's Corporate-Wide Internal Audit Group. Prior to joining Sprint, Mr. Weller served as Senior Manager in the Financial Service Industry Practice of Price Waterhouse.

"Euronet's goal is to have one of the best financial management teams in the industry, and these changes will accelerate us toward that goal," said Michael
J. Brown, Euronet Worldwide Chairman and CEO. "With The Sarbanes-Oxley Act and the underlying growth in our business, Euronet is placing a greater emphasis on monitoring and control of business and financial systems. Rick Weller, a proven leader with extensive experience, will help us focus on executing strategic level financial leadership, enabling Kendall Coyne to focus on business efficiencies and control management."

About Euronet Worldwide

Euronet Worldwide is an industry leader in providing secure electronic financial transaction solutions. The company offers financial payment middleware, financial network gateways, outsourcing and consulting services to financial institutions and mobile operators. These solutions enable their customers to access personal financial information and perform secure financial transactions -- any time, any place. The company has processing centers located in the United States, Europe and Asia, and owns and operates the largest independent ATM network in Europe. With corporate headquarters in Leawood, Kansas, USA, and European headquarters in Budapest, Hungary, Euronet serves more than 200 clients in 60 countries. Visit our web site at www.euronetworldwide.com.
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